Exhibit 5.1

January 19, 2022

Enviva Inc.

7272 Wisconsin Ave., Suite 1800

Bethesda, MD 20814

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Enviva Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of preferred stock, par value $0.001 per share, of the Company, in one or more series (the “Preferred Stock”), and (ii) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock” and, together with the Preferred Stock, the “Securities”), and (b) the offer and resale by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement of up to 29,701,188 shares of the Company’s Common Stock (“Selling Stockholder Shares”).

We have also participated in the preparation of a prospectus relating to the Securities and the Selling Stockholder Shares (the “Prospectus”) which is contained in the Registration Statement to which this opinion is an exhibit. The Selling Stockholder Shares may be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, (iii) the Bylaws of the Company, and (iv) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Enviva Inc. January 19, 2022 Page 2

In connection with rendering the opinions set forth below, we have assumed that:

(i)            all information contained in all documents reviewed by us is true and correct;

(ii)           all signatures on all documents examined by us are genuine;

(iii)          each person signing documents we examined has the legal authority and capacity to do so;

(iv)          all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

(v)          each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)          the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; and

(vii)         all Selling Stockholder Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement to the Prospectus, if any.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.            With respect to shares of Common Stock, when both (A) the board of directors (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable;

Enviva Inc. January 19, 2022 Page 3

2.            With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designation”) and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid, and nonassessable; and

3.            The Selling Stockholder Shares proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed herein are qualified in the following respects:

(i)            This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

(ii)           We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.